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                                                                  EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the registration statement of our report dated April 24, 1996, on the combined financial statements of O.R. Estman, Inc., and Dana Paging, Inc., included in Metrocall, Inc.'s Form 8-K/A filed on October 1, 1996, for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this registration statement filed on Form S-3 (File No. 333-31719).

                                               /s/ ARTHUR ANDERSEN LLP
                                          ------------------------------------
                                                  ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 13, 1997